Exhibit 99.1

	Revenues by Product and by Type
	Historical						Updated(1)
		Fiscal Year 2021						Fiscal Year 2021
($ in millions)	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021

Investor Communication Solutions (“ICS”)
Regulatory	$792.5	$136.4	$146.9	$289.6	$380.7	$953.6	$783.0	$134.8	$144.7	$285.3	$375.4	$940.2
Data-driven fund solutions	339.4	82.2	89.4	89.6	96.8	358.0	331.3	79.0	86.1	85.9	92.8	343.8
Issuer	156.7	17.8	20.8	44.3	106.2	189.0	156.4	17.7	20.8	44.1	106.0	188.6
Customer communications	573.4	138.8	136.9	163.0	135.6	574.2	568.0	137.7	135.8	161.6	134.5	569.5
Total ICS Recurring fee revenues	1,862.0	375.2	393.9	586.5	719.3	2,074.8	1,838.7	369.2	387.3	576.9	708.7	2,042.1

Equity and other	79.5	18.3	20.8	40.4	45.1	124.6	78.3	18.1	20.6	39.9	44.6	123.3
Mutual funds	98.5	27.2	24.4	33.4	27.8	112.8	98.0	27.1	24.3	33.2	27.6	112.2
Total ICS Event-driven fee revenues	178.0	45.5	45.2	73.8	72.9	237.3	176.3	45.2	44.9	73.1	72.3	235.5

Distribution revenues	1,451.2	332.2	344.8	449.1	429.3	1,555.3	1,446.1	331.2	343.8	447.0	427.5	1,549.5

Total ICS Revenues	$3,491.3	$752.9	$783.9	$1,109.3	$1,221.5	$3,867.5	$3,461.1	$745.6	$776.0	$1,097.1	$1,208.4	$3,827.0

Global Technology and Operations (“GTO”)
Capital markets	$650.2	$164.6	$167.5	$167.3	$201.1	$700.5	$615.2	$156.3	$158.4	$158.6	$188.0	$661.3
Wealth and investment management	524.0	131.5	134.8	146.2	145.2	557.6	492.2	124.1	126.9	137.5	136.3	524.9
Total GTO Recurring fee revenues	1,174.2	296.0	302.3	313.5	346.2	1,258.1	1,107.4	280.4	285.3	296.1	324.4	1,186.2

Foreign currency exchange	(136.4)	(31.5)	(31.2)	(33.1)	(36.1)	(131.9)	(39.4)	(8.6)	(6.4)	(3.4)	(1.2)	(19.5)

Total Revenues	$4,529.0	$1,017.4	$1,054.9	$1,389.8	$1,531.6	$4,993.7	$4,529.0	$1,017.4	$1,054.9	$1,389.8	$1,531.6	$4,993.7

Revenues by Type
Recurring fee revenues	$3,036.3	$671.2	$696.2	$900.0	$1,065.5	$3,332.9	$2,946.1	$649.6	$672.6	$873.0	$1,033.0	$3,228.3
Event-driven fee revenues	178.0	45.5	45.2	73.8	72.9	237.3	176.3	45.2	44.9	73.1	72.3	235.5
Distribution revenues	1,451.2	332.2	344.8	449.1	429.3	1,555.3	1,446.1	331.2	343.8	447.0	427.5	1,549.5
Foreign currency exchange	(136.4)	(31.5)	(31.2)	(33.1)	(36.1)	(131.9)	(39.4)	(8.6)	(6.4)	(3.4)	(1.2)	(19.5)
Total Revenues	$4,529.0	$1,017.4	$1,054.9	$1,389.8	$1,531.6	$4,993.7	$4,529.0	$1,017.4	$1,054.9	$1,389.8	$1,531.6	$4,993.7

(1)	Reflects updated constant currency foreign exchange rates that more closely align with current foreign exchange rates.

	Segment Earnings (Loss) before Income Taxes
	Historical						Updated(1)
		Fiscal Year 2021						Fiscal Year 2021
($ in millions)	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021

Investor Communication Solutions	$464.1	$52.8	$42.2	$219.0	$291.5	$605.6	$458.0	$52.4	$40.9	$215.2	$287.5	$596.0
Global Technology and Operations	245.0	75.3	55.0	61.7	31.3	223.3	222.5	69.9	48.6	55.4	26.4	200.3
Other	(146.3)	(60.5)	(31.9)	(66.8)	6.2	(153.0)	(83.1)	(45.9)	(17.3)	(51.1)	24.2	(90.1)
Foreign currency exchange	16.8	6.0	4.1	2.9	7.3	20.3	(17.8)	(2.8)	(2.9)	(2.7)	(1.8)	(10.1)
Total	$579.5	$73.6	$69.4	$216.9	$336.4	$696.2	$579.5	$73.6	$69.4	$216.9	$336.4	$696.2

(1)	Reflects updated constant currency foreign exchange rates that more closely align with current foreign exchange rates.

	Historical						Updated(1)
($ in millions)		Fiscal Year 2021						Fiscal Year 2021
	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021	Fiscal Year 2020	Q1	Q2	Q3	Q4	Fiscal Year 2021
Closed Sales	$238.9	$32.9	$46.0	$45.6	$118.1	$242.5	$228.4	$31.8	$44.3	$43.3	$112.7	$232.1

(1)	Reflects updated constant currency foreign exchange rates that more closely align with current foreign exchange rates.